SULLIVAN & WORCESTER LLP
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                                                      Boston
                                                      February 2, 2000



Prudential Investments Fund Management LLC
Three Gateway Center
Newark, New Jersey 07102-4077


                   Re: Prudential Government Securities Trust
                       --------------------------------------


Ladies and Gentlemen:

Please refer to our opinion letter to you of March 25, 1999, concerning certain matters of Massachusetts law relating to the organization and shares of Prudential Government Securities Trust (formerly "Prudential-Bache Government Securities Trust" and originally "Chancellor Government Securities Trust"), a trust with transferable shares under Massachusetts law (the "Fund"). We hereby confirm the opinions stated in that letter, as of the date thereof, and consent to your filing a copy of the same with Post-Effective Amendment No. 30 to the Fund's Registration Statement on Form N-1A, Registration No. 2-74139, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and Amendment No. 31 to its Registration Statement pursuant to the Investment Company Act of 1940, as amended, Registration No. 811-3264, relating to the several series of shares of beneficial interest, $.01 par value, of the Fund. In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

                                                    Very truly yours,

                                                    /s/Sullivan & Worcester
                                                    -----------------------
                                                    Sullivan & Worcester

                                                    SULLIVAN & WORCESTER LLP